Exhibit 10.8
1993 Key Employees Incentive Plan
     1.       The Plan is designed to provide additional incentive for selected employees (including Officers who are full-time employees, whether or not Directors) of the Company and its current or future subsidiaries by the grant of options to purchase Common Shares of the Company and/or by the making of awards of incentive compensation. It is intended that the share options and awards of incentive compensation will be awarded in a way calculated to be most effective to retain or attract and to provide additional incentive to these selected employees having regard to their individual potential, location, contributions to the Company and other applicable considerations.
     2.       The Plan shall be administered by a Committee of three or more Directors, appointed annually by the Board of Directors of the Company from those of its members who, at the time they act, are not, and for at least one year prior thereto have not been, eligible to participate under the Plan or any other plans of the Company or any of its subsidiaries or other affiliates entitling the participants therein to acquire shares, share options or share appreciation rights of the Company or any of its subsidiaries or other affiliates. The Committee shall have full authority to establish regulations for the administration of the Plan and to interpret the Plan.
     3.       Share Options and Share Appreciation Rights.
(a)	The Board of Directors of the Company and, with the consent of that Board, the Board of Directors of any subsidiary of the Company, may from time to time, as and if recommended by the Committee, grant to selected employees of the Company and its subsidiaries, or of such subsidiary, as the case may be, options to purchase not exceeding in the aggregate 5,000,000 Common Shares of the Company, from the Company, or from such subsidiary, as the case may be, provided that the Committee, subject to ratification by the Board of Directors of the Company, shall make adjustments in the number and kind of shares available for or subject to option, and in the purchase price of shares subject to option, as it may deem appropriate in the event of a share subdivision, share consolidation, share dividend (other than an optional share dividend in lieu of a cash dividend), amalgamation, merger, consolidation, share reclassification or other change in the capital structure of the Company. The Company may issue shares or may acquire outstanding shares for the purpose of satisfying the exercise of an option or of a share appreciation right. If shares are to be delivered by a subsidiary, the Company may issue the shares required or the subsidiary may acquire outstanding shares for such purpose.

(b)	The purchase price of the shares purchasable upon exercise of each option, which shall not be less than 100% of their fair market value, as determined by the Committee, on the date the option is granted, and all other terms and conditions of each option, shall be fixed by the Board of Directors of the Company or of the subsidiary, as the case may be, in each case on recommendation of the Committee, provided that (i) no shares subject to option shall be purchasable after the expiration date fixed in the option, which date shall not be later than ten years after the date the option is granted, and (ii) no person shall have any of the rights of a Shareholder in respect of shares subject to an option until such shares have been paid for in full in cash and issued to such person. If the Board of Directors of the Company shall so authorize, the purchase price of shares payable upon exercise of options granted under the Plan, or under the Key Employees Incentive Plans approved by the Shareholders of the Company on December 9, 1988 and April 18, 1984, may, subject to applicable law, be paid in lieu of cash, by the delivery to Company of certificates for Common Shares of the Company already owned by the optionee having a fair market value (determined in a manner prescribed by the Committee in accordance with applicable law) equal to the purchase price of the shares (or any part thereof) for which the option is exercised, or by any combination of cash and shares. In Canada, the purchase price shall be paid only in cash, but at the request of the optionee, the Company may sell on the optionee’s behalf Common Shares already owned by the optionee and apply the proceeds of the sale to the optionee’s purchase of shares pursuant to the exercise of the share option. An option may provide that the optionee may exercise the option by delivering to the Company an exercise notice and irrevocable instructions for the Company to deliver directly to a broker named in the exercise notice the number of Common Shares set forth in the notice in exchange for payment of the purchase price of such Common Shares. Any shares subject to an option which shall have terminated or expired (other than to the extent surrendered upon the exercise of a share appreciation right) may thereafter be reoptioned. In the case of options intended to qualify for the tax treatment provided by Section 422 of the U.S. Internal Revenue Code of 1986, as amended (“ISOs”), the aggregate fair market value (determined at the time of the grant of such ISOs) of the shares with respect to which ISOs granted after December 31, 1986 are exercisable for the first time by any selected employee during any calendar year shall not exceed $100,000.

(c)	Any option may include a share appreciation right at the time of grant. If recommended by the Committee and authorized by the Board of Directors of the Company or, with the consent of that Board, the Board of Directors of the subsidiary of the Company granting such option. Any option previously granted under the Plan or under the Key Employees Incentive Plans approved by the Shareholders of the Company on December 9, 1988 and April 18, 1984 and remaining unexercised may be amended to include a share appreciation right, if recommended by the Committee and authorized by the Board of Directors of the Company or, with the consent of that Board, the Board of Directors of the subsidiary of the Company which granted such option. Subject to such terms and conditions as the authorizing Board may provide, such right shall entitle the optionee to surrender unexercised the option to which the right relates, or any portion thereof, but only to the extent such option is then exercisable, and to receive upon such surrender that number of shares having an aggregate value equal to the amount of the excess of the then market value of one share over the purchase price per share specified in the option multiplied by the number of shares purchasable upon exercise of the option, or portion of option, so surrendered; provided that, at the election of the Company or the subsidiary which granted such right, it may deliver cash, or a combination of cash and shares, equal in value to the amount of such excess.

(d)	An employee of the Company that has been granted an option shall have the right, at any time, but subject to the discretion of the Board of Directors of the Company to suspend this right at any time upon the determination of the Board of Directors of the Company that it is in the best interests of the Company to do so, in lieu of the exercise of such option, to elect to surrender to the Company for cancellation any option which is then exercisable for Common Shares in return for the payment by the Company of an amount (the “Cancellation Amount”) equal to the excess of the fair market value of the Common Shares subject to such surrendered option (such fair market value being determined to be (i) for options with a purchase price in U.S. dollars, the simple average of the high and low prices at which the Company’s Common Shares were traded in one or more board lots on the New York Stock Exchange for the five days on which the Common Shares were traded prior to the date on which the options were surrendered for cancellation, and for options with a purchase price in Canadian dollars, the simple average of the high and low prices at which the Common Shares were traded in one or more board lots on the Toronto Stock Exchange for the five days on which the Common Shares were so traded prior to the date on which the options were surrendered for cancellation or (ii) with the prior consent of the Toronto Stock Exchange, such other price as may be determined by the Board of Directors of the Company to be appropriate in the circumstances) over the aggregate exercise price for the Common Shares of the Company subject to such option (as of the date of surrender). The Company shall have the right to withhold from any payment in respect of the Cancellation Amount any applicable withholding taxes or other withholding liabilities. Any option surrendered for cancellation pursuant to this subsection 3(d) shall be deemed to be terminated and of no further force or effect as of the time of surrender or effective time of surrender, if later, and the total number of Common Shares of the Company that may be issued pursuant to the exercise of options under this Plan, as set forth in subsection 3(a), shall be reduced by the number of Common Shares that were issuable upon the exercise of such option as of the time of surrender or effective time of surrender, if later, unless payment of the Cancellation Amount is not made by the Company in accordance with this subsection 3(d). Payment of the Cancellation Amount shall be made by the Company within ten business days after the time of surrender or effective time of surrender, if later, of an option pursuant to this subsection 3(d).
     4.       Incentive Compensation
     Awards of incentive compensation under the Plan may be made in respect of each fiscal year, beginning with 1993. In accordance with the provisions of this Section 4. Such awards may be made in, or in commitments to deliver, cash, shares of the Company, incentive units evidencing commitments to pay or deliver at some future date or dates cash or shares in amounts measured by or otherwise dependent upon earnings or other performance criteria, or share units evidencing commitments to deliver or pay at some future date or dates shares or cash equal to the market value of shares at such date or dates, together, in each case, if so provided, with amounts equal to dividends and other distributions paid on an equivalent number of shares, or such other kind or form of compensation as may, in the judgment of the Committee, be best calculated to further the purposes of the Plan, all on such terms and subject to such conditions as the Committee may determine. In Canada, because of certain tax rules that might adversely affect the recipient of a deferred award, each award shall be paid not later than the end of the third year following the end of the year in which the award to an employee is declared.
     In respect of each year, the Committee, subject to ratification by the Board of Directors of the Company, shall from time to time, but not later than the end of the year immediately following such year, fix the extent, if any, to which, within the limits of the “Incentive Fund” for such year, awards of incentive compensation shall be made in respect of such year by the Company and by its subsidiaries, and, subject to ratification by the Board of Directors of the Company or of the subsidiary making the award, as the case may be, determine the participants for the year, the award to be made to each participant and the time when such award is to be paid. The amount of the Incentive Fund for each year shall be equal to (A) 1% of the sum of the consolidated net earnings of the Company plus the related provisions for income and mining taxes (the “Award Pool”), as confirmed by the Company’s independent auditors for such year and the Award Pool for each of the two immediately preceding years (the “Preceding Years”) less (B) the aggregate amount of awards actually made from the Award Pool in respect of each of the Preceding Years under the Plan or, as the case may be, under the Key Employees Incentive Plan approved by the Shareholders of the Company on December 9, 1988, in such years. Awards made under this Section 4 shall be deemed for the purpose only of determining the amount to be charged therefor against an Incentive Fund or Funds to have the value of the cash or shares or incentive units or share units or other kind or form of compensation awarded that is determined by the Committee, as of the time the award is made and disregarding the effect of any restrictions or delayed delivery provisions which would otherwise reduce such value, on such basis as the Committee shall deem reasonable. The value of any award made under this Section 4 shall be charged against the Incentive Fund for the year in respect of which such award is made, except that, in the case of any award the amount of which is measured by or otherwise dependent upon future consolidated earnings of the Company, the Committee may, at the time such award is made, elect that there shall be charged against the Incentive Fund for the year in respect of which such award is made and the Incentive Fund or Funds for each succeeding year or years such amount or amounts, as may be determined by the Committee, but not less than the lesser of (i) the value of such award divided by the number of years in the period from the beginning of the year in respect of which such award is made to the earlier of the end of the year in which such award is to be paid or delivered in full or the end of 1998, or (ii) the portion of the value of such award which shall not have been previously charged against an Incentive Fund, provided, however, that the Committee may at any time increase the amount to be charged for such award against the Incentive Fund for any year by all or part of the amounts to be charged for such award against the Incentive Fund or Funds for a subsequent year or years, and provided, further, that any excess of amounts to be charged against the Incentive Fund for any year for awards made in respect to prior years over the amount of such Incentive Fund shall be charged against the Incentive Fund or Funds for the succeeding year or years. No awards shall be made under this Section 4 in respect of any year unless and until the total value of all awards made under the Section 4 in respect of prior years shall have been charged against the Incentive Fund or Funds for such year or prior years.
     If awards are made in shares (or amounts of cash equal to the value of shares) or share units, or other forms measured by shares and in the valuation thereof, to be delivered or paid in the future, appropriate adjustments in the number and kind of shares or units measured by shares shall be made in the same was as is provided for share options in Section 3(a) in the event of a change in the capital structure of the Company. If awards of shares are made by the Company, the Company may issue shares or may acquire outstanding shares for such purpose. If awards of shares are made by a subsidiary, the Company may issue the shares required or the subsidiary may acquire outstanding shares for such purpose.
     5.          Nothing in the Plan shall prevent a participant from being included in any other employee plan of the Company or any of its subsidiaries or other affiliates or from receiving any compensation (whether regular, special, supplemental, incentive, current, deferred or otherwise) now or hereafter provided by the Company or any of its subsidiaries or other affiliates. Neither the Plan nor any action taken thereunder shall be understood as giving to any person any right to be retained in the employ of the Company or any subsidiary or other affiliate, nor shall any person (including persons selected as participants for a prior year) be entitled as of right to be selected as a participant in the Plan for any year. Any option or similar right (including any share appreciation right, whether or not included in an option granted under the Plan) granted or awarded under the Plan shall be nontransferable other than by will or the laws of descent and distribution and, during the lifetime of the participant to whom such option or right shall have been granted or awarded, shall be exercisable only by such participant or by his guardian or legal representative, in the case of options not intended to qualify as ISOs, or by such participant, in the case of options intended to qualify as ISOs.
     6.          The Board of Directors of the company may amend, suspend or terminate the Plan in whole or in part at any time, provided that the rights and interests of participants to whom unexpired share options or awards of incentive compensation have theretofore been granted or made shall not thereby be adversely affected without their consent and no amendment which would increase the number of shares which may be made subject to share options or otherwise materially increase the cost of the Plan shall be made effective unless approved at a meeting of the holders of the shares of the Company carrying general voting rights. The Plan shall become effective on the date of its approval by the Company’s Shareholders. Unless the Plan is sooner terminated by the Board of Directors, no share options or share appreciation rights may be granted after the day before the fifth anniversary of the date that the Plan is approved by the Company’s Shareholders, and no awards of incentive compensation may be made in respect of any fiscal year ending after December 31, 1997, provided that the provisions of the Plan shall continue with respect to any options, rights or awards theretofore granted or made.